SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): March 12, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4900 SOUTH EASTERN AVENUE, LOS ANGELES, CA 90040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 724-2800

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

In compliance with its obligations under Regulation FD, K2 Inc. (NYSE:KTO) is disclosing information that it discussed today in private conversations with certain members of the financial community. K2 stated that it is in continuing discussions with certain key commercial partners of Rawlings Sporting Goods Company, Inc. (NASDAQ: RAWL) with respect to an outstanding contractual consent and a pending contract amendment in connection with the previously announced merger agreement with Rawlings. K2 noted that the receipt of the consent and the amendment to the contract are conditions to the closing of the proposed merger and that K2 will be unable to consummate the transaction unless the consent and the amendment are obtained. Dick Heckmann, Chairman and Chief Executive Officer of the company, stated “At this late stage in the process, we are concerned that all of the contingencies associated with the transaction, other than stockholder approvals, have not been satisfied. The consent and the amendment that remain outstanding relate to material contracts of Rawlings, and, given the importance of the contracts, we could not justify closing without these conditions being satisfied.”

K2 also noted that, if the average daily closing price per share of K2 common stock as reported on the NYSE Composite Transactions reporting system for any 15 consecutive trading days ending prior to Rawlings stockholders meeting on March 26, 2003 is less than $8.00 per share, K2 has the right to terminate the merger agreement with Rawlings. Mr. Heckmann stated “At an average trading price of less than $8.00 per share for K2 stock, the exchange ratio in the proposed transaction may not make financial sense for the company.”

K2 Inc. is a leading designer, manufacturer and marketer of brand name sporting goods, recreational and industrial products. The company’s sporting goods and recreational products include well-known names such as K2 and Olin alpine skis, K2, Ride and Morrow snowboards, boots and bindings, K2 in-line skates, Stearns sports equipment, Shakespeare and Pflueger fishing tackle, K2 bikes, and Dana Design backpacks. K2’s other recreational products include Planet Earth apparel, Adio skateboard shoes and Hilton corporate casuals. K2’s industrial products include Shakespeare extruded monofilaments, marine antennas and fiberglass light poles.

STOCKHOLDERS OF K2 INC. AND RAWLINGS SPORTING GOODS COMPANY, INC. ARE URGED TO READ THE REGISTRATION STATEMENT RELATING TO THE PROPOSED MERGER, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Copies of the these documents filed by K2 Inc. with the Securities and Exchange Commission (the “SEC”) also may be obtained free of cost on the SEC’s website, http://www.sec.gov, or upon oral or written request to: John J. Rangel, Senior Vice President-Finance at K2 Inc., telephone number (323) 890-5830 or at jrangel@k2inc.net.

K2 Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies of K2 Inc. stockholders in connection with the proposed merger. A detailed list of the names, affiliations and interests of the participants in the solicitation is set forth in the joint proxy statement that was filed with the SEC.

This Filing on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent K2’s expectations concerning future events, including, but not limited to, the following: statements regarding market trends of products sold by K2, foreign exchange fluctuations, debt reduction, inventory levels at retail, product acceptance and demand, growth efforts, cost reduction efforts, margin enhancement efforts, product development efforts, success of new product introductions and overall market trends which involve substantial risks and uncertainties. K2 cautions these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, weather, economic conditions, the financial condition of K2’s customers, unfavorable political developments, rapid changes in marketing strategies, product design, styles and tastes, competitive pricing and the impact of foreign exchange on product costs, and other risks described in K2’s Registration Statement on Form S-4 and Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2003	K2 INC.

	By:	/s/ RICHARD J. HECKMANN
Richard J. Heckmann Chairman and Chief Executive Officer

Date: March 12, 2003	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President-Finance